Universal Travel Group Announces Third Quarter 2009 Results

SHENZHEN, China, Nov. 16 /PRNewswire-Asia-FirstCall/ -- Universal Travel Group (NYSE: UTA) ("Universal Travel Group" or the "Company"), a growing travel services provider in China offering package tours, air ticketing, and hotel reservation services online and via customer service representatives, today announced financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

--	Revenue increased 48.6% year-over-year to $29.8 million

--	Gross profit increased 40.5% year-over-year to $10.0 million

--	Gross margin was 33.6%, compared to 35.5% in the same period of 2008

--	GAAP income from operations increased 33.3% year-over-year to $7.4 million

--
Adjusted income from operations, which excludes the effect of non-cash charges related to the change in fair value of derivative liabilities of $0.85 million and stock-based compensation of $0.31 million, increased 38.8% year-over-year to $7.7 million(*)

--	GAAP net income from continuing operations increased 8.8% to $4.7 million or $0.31 per diluted share

--
Adjusted net income from continuing operations, which excludes the effect of the aforesaid non-cash charges, was $5.9 million, or $0.38 per diluted share, an increase of 35.5% compared to $4.3 million, or $0.35 per diluted share, in the same period of 2008(*)

"Universal Travel Group had a strong third quarter with steady growth in all three business segments," said Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. "We continued our efforts in expanding our core business into western China and achieved good results from cross marketing and selling our travel related products across our business segments. Our second home base in Chongqing also started generating revenue this quarter."

Third Quarter 2009 Financial Results

Revenue for the three months ended September 30, 2009, was $29.8 million compared to $20.0 million for the same period in 2008, an increase of approximately 48.6%. The increase in revenue was due to the Company's business expansion efforts, along with the strong demand for travel in China, which was helped by the government stimulus package. The Company continues to achieve success in cross selling related travel products and has increased brand awareness from online sales and the deployment of its TRIPEASY Kiosks.

Revenue from air-ticketing was $4.9 million, compared to $3.9 million for the same period last year, an increase of 25.5%. This increase was mainly due to increased domestic demand for airline travel. The Company witnessed strong increases in demand from leisure travelers, but only a modest increase from business travelers during the third quarter of 2009. The Company believes that this difference in demand is attributable to China's consumer-focused stimulus measures versus the more sluggish recovery in the business sector.

Revenue generated by the Company's hotel reservation segment was $3.8 million compared to $2.5 million for the same period in 2008, an increase of 50.8%. This increase was due to strong demand for travel in the quarter as well as the Company's successful cross marketing of its various business segments.

Revenue generated by package tours was $21.1 million compared to $13.6 million for the same period in 2008, an increase of 54.7%. This increase was primarily due to the government's stimulus package, cross marketing across the Company's various business segments and a longer public holiday period during the PRC Golden Week of 2009, which included both the National Celebration Holidays and the Mid-Autumn Festival. Normally the Golden Week includes only the National Celebration Holidays.

Gross profit was $10.0 million compared to $7.1 million for three months ended September 30, 2008, an increase of 40.5%. Gross profit margin for the third quarter of 2009 was 33.6% compared to 35.5% for the same period last year. The decrease in gross profit margin was mostly due to the changes of components of revenues. Revenues generated from package tours, which have a lower profit margin, grew at a much higher rate in the third quarter than revenues generated from air ticketing and hotel reservations.

Selling, general and administrative ("SG&A") expenses totaled $2.6 million compared to $1.5 million for the same period last year, an increase of 66.5%. The SG&A expenses were 8.6% of revenue for the three months ended September 30, 2009, compared to 7.7% for the same period last year. The slight increase in percentage was mainly due to the issuance of stock-based compensation in January 2009 and the amortization of such stock-based compensation; whereas, the stock-based compensation is less significant during the same period last year.

Income from operations increased 33.3% to $7.4 million from $5.6 million in the same period last year. The Company incurred non-cash charges related to stock-based compensation in the third quarter of $306,432. Excluding this non-cash charge, the Company's adjusted income from operations would be $7.7 million for the third quarter of 2009, an increase of 38.8% from the same period last year. Adjusted operating margin was 26.0%.(*)

Net income from continuing operations was $4.7 million compared to $4.3 million for the same period last year. The Company incurred non-cash charges related to the change in fair value of derivative liabilities of $0.85 million and stock-based compensation in the third quarter of $0.31 million. Excluding these non-cash charges, the Company's adjusted net income from continuing operations would be $5.9 million, or $0.38 per fully diluted share, an increase of 35.5% from $4.3 million, or $0.35 per fully diluted share, in the third quarter of 2008.(*)

Nine Month Results

Revenue for the nine months ended September 30, 2009, was $63.7 million compared to $38.8 million for the same period in 2008, an increase of 64.2%. Revenue from air-ticketing was $10.9 million compared to $7.3 million for the same period last year, an increase of 50.6%. Revenue generated by the hotel reservation segment was $9.1 million compared to $4.6 million for the same period in 2008, an increase of 98.5%. Revenue generated by package tours was $43.7 million compared to $27.0 million for the same period in 2008, an increase of 60.2%.

Gross profit was $22.3 million compared to $13.0 million for the nine months ended September 30, 2008, an increase of 71.7%.

SG&A expenses totaled $5.7 million compared to $3.1 million for the same period last year, an increase of 82.8%. SG&A expenses were 8.9% of revenue compared to 8.0% for the same period last year.

Income from operations increased 68.3% to $16.6 million from $9.9 million in the first nine months of 2008. The Company incurred non-cash charges related to stock-based compensation in the first nine months of $802,157 compared to $155,802 in the year earlier period.

Excluding this non-cash charge, the Company's adjusted income from operations would be $17.4 million for the first nine months of 2009, an increase of 73.6% from the same period last year. Adjusted operating margin was 27.4%.(*)

Net income from continuing operations was $6.1 million compared to $7.6 million for the same period last year. The Company incurred non-cash charges related to the change in fair value of derivative liabilities of $6.55 million and stock-based compensation of $0.8 million in the first nine months of 2009.

Excluding these non-cash charges, adjusted net income from continuing operations would be $13.5 million, or $0.90 per fully diluted share, an increase of 73.8% from $7.7 million, or $0.63 per fully diluted share, in the first nine months of 2008.(*)

(*)	See Table 1 for a reconciliation of operating income, net incomeand EPS to exclude non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation.

Financial Condition

Cash and cash equivalents were $23.9 million as of September 30, 2009. Current assets and current liabilities as of September 30, 2009, were $47.5 million and $6.8 million, respectively, yielding working capital of $40.7 million. The Company has no long-term debt. For the nine months ended September 30, 2009, net cash provided by operating activities was approximately $11.9 million.

Recent Developments

--
Together with the recent business expansion and establishment of its second home base in Chongqing, Universal Travel Group has expanded operations at its Shenzhen headquarters and moved to a new office building on October 4, 2009.

--	Achieved key business milestones regarding the Company's Chongqing expansion strategy.

--	Formed a strategic partnership with China Telecom to rollout an additional 100 TRIPEASY Kiosks equipped with China Telecom's 3G services.

--
Entered into a number of strategic partnerships with regional travel agencies in tier-two cities, many of which are premier travel destinations with rich tourism resources and under-penetrated local travel markets. Under these agreements, Universal Travel Group is able to expand its position in the package tour segment, improve the standard of service offered to its customers, expand its customer base in fast-growing cities, and enjoy attractive pricing.

--	Universal Travel Group was awarded one of the top ten brands of travel services in the Fifth Annual Consumer Trust Survey in 2009.

Business Outlook

The Company's business in the Pearl River Delta region continues to grow and its expansion into the Chongqing Delta region is on track. The Company has formed partnerships with 50 travel agencies in Chongqing to expand its regional coverage and market share and to support its core package tours, air ticketing and hotel reservation businesses. It has also placed 30 of its TRIPEASY Kiosks throughout Chongqing in apartment and residential communities to support its retail effort and marketing strategy. The Company's call center in Chongqing has quickly ramped up and is operating at full capacity to accommodate the high demand from callers. The Company also formed a strategic partnership with China Telecom to upgrade Universal Travel Group's TRIPEASY Kiosks by enabling them with a 3G Internet connection. The faster connection will increase efficiency and effective transaction execution which should boost customer satisfaction, increase the total number of transactions each kiosk can accommodate and provide opportunities for additional service offerings.

Ms. Jiang concluded, "We remain optimistic about our business prospects due to the continuing positive trends in the travel and leisure industry in China, as well as our growing online service platform and comprehensive marketing strategies. We look forward to a strong fourth quarter and 2010 as we gain momentum and brand awareness with our kiosks strategy and further establish our presence in western China with our second home base in Chongqing."

Fiscal Year 2009 Guidance

For the full year 2009, Universal Travel Group expects sales to increase from $76.8 million in 2008 to between $88.0 - $96.0 million. The guidance originally included the expected revenues from air cargo business, which was $10.9 million in 2008. The Company spun off its air cargo business in June, 2009 to focus on its travel-related businesses. Essentially, the guidance is raised for the rest of the business segments post spin-off.

The Company also expects net income to rise from $14.5 million in 2008 to $18.0 million, and earnings per diluted share to $1.20 in 2009. The updated net income and EPS estimates exclude non-cash charges related to the change in fair value of derivative liabilities and the stock-based compensation.

Use of Adjusted Financial Measures

GAAP results for the three months ended September 30, 2009 include non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. It is a departure of US GAAP, however, the Company's management believes that this adjusted measure provides investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

Conference Call Information

The Company will host a conference call at 10:00 a.m. E.S.T. on Tuesday, November 17, 2009 to discuss results for the third quarter of 2009. To participate in the live conference call, please dial the following number five minutes prior to the scheduled conference call time: 888-419-5570. International callers should dial +1-617-896-9871. When prompted by the operator, mention conference ID number 15353182.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Tuesday, November 17 at 12:00 p.m. E.S.T. To access the replay, please dial 888-286-8010 and enter the conference ID number 81876817. International callers should dial +1-617-801-6888 and enter the same conference ID number. The replay will also be available on the company's website at http://us.cnutg.com ..

About Universal Travel Group

Universal Travel Group, a growing travel services provider in China, is engaged in providing reservation, booking, and domestic and international travel and tourism services via the Internet and through customer service representatives. Under the theme "Wings towards a more colorful life" the Company's core services include package tours for customers and reservation services for airline tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi'an Golden Net, specializing in package tours; Shanghai LanBao, specializing in hotel reservations and Foshan Overseas International, a China-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become China's leading travel services provider in all fields of the tourism industry. Please visit the Company's website at http://us.cnutg.com for additional information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements." Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company's ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    For further information, please contact:

    Company Contact:
    Universal Travel Group
     Mr. Jing Xie
     Secretary of Board and Vice President
     Phone: +86-755-8366-8489
     Email: 06@cnutg.cn
     Web:   http://us.cnutg.com

    Investor Relations Contact:
    CCG Investor Relations
     Mr. Athan Dounis, Account Manager
     Phone: 1-646-213-1916
     Email: athan.dounis@ccgir.com

     Mr. Crocker Coulson, President
     Phone: 1-646-213-1915
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com

Universal Travel Group
RECONCILIATION OF ADJUSTED FINANCIAL MEASURES
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	Three Months Ended		Three Months Ended
	September 30, 2009		September 30, 2008

GAAP income from ops.	$7,433,334		$5,576,294
Stock Based Compensation	306,432		0
Adjusted operating income	$7,739,766		$5,576,294

	Net Income	Diluted		Diluted
		EPS	Net Income	EPS

GAAP net income cont. ops.	$4,712,905	$0.31	$4,331,140	$0.35
Stock Based Compensation	306,432	0.02	0	0.00
Loss in fair value of derivative
securities	847,754	0.05	0	0.00
Adjusted net income cont. ops.	$5,867,091	$0.38	$4,331,140	$0.35
Weighted average shares
outstanding - diluted	15,445,350		12,362,271

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008

GAAP income from ops.	$16,637,120		$9,887,784
Stock Based Compensation	802,157		155,802
Adjusted operating income	$17,439,277		$10,043,586

	Net Income	Diluted		Diluted
		EPS	Net Income	EPS

GAAP net income cont. ops.	$6,102,040	$0.41	$7,589,376	$0.61
Stock Based Compensation	802,157	0.05	155,802	0.01
Loss in fair value of derivative
securities	6,553,971	0.44	0	0.00
Adjusted net income cont. ops.	$13,458,168	$0.90	$7,745,178	$0.63
Weighted average shares
outstanding - diluted	14,890,318		12,362,271

UNIVERSAL TRAVEL GROUP
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents	$23,492,115	$15,720,182
Accounts receivable, net	15,145,415	8,991,849
Other receivables and deposits, net	113,840	62,547
Trade deposit	5,988,623	6,571,164
Advances	439,475	438,468
Escrow deposits	--	762,800
Prepaid expenses	185,558	312,409
Note receivable	2,174,260	--
Current assets held of discontinued
operations	--	2,459,777
Total Current Assets	47,539,286	35,319,196
Property and equipment, net	3,545,238	242,648
Intangible assets	397,251	307,335
Goodwill	9,896,270	9,896,270
Non-current assets held of
discontinued operations	--	3,661,231
	13,838,759	14,107,484
Total Assets	$61,378,045	$49,426,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,733,125	$1,691,689
Customer deposits	1,433,262	1,039,942
Income tax payable	1,652,473	1,731,246
Current liabilities held of
discontinued operations	--	562,931
Total Current Liabilities	6,818,860	5,025,808

Derivative liability	4,710,798	--

Total liabilities	11,529,658	5,025,808

Stockholders' Equity
Common stock, $.001 par value,
70,000,000 shares authorized,
13,812,545 and 13,873,969 shares
issued and outstanding at
September 30, 2009 and December 31,
2008, respectively	13,812	13,873
Additional paid in capital	15,198,351	15,861,116
Other comprehensive income	1,584,310	1,520,166
Statutory reserve	372,144	372,144
Retained earnings	32,679,770	26,633,573
Total Stockholders' Equity	49,848,387	44,400,872
Total Liabilities and Stockholders'
Equity	$61,378,045	$49,426,680

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2009	2008

Revenues	$29,784,918	$20,049,313
Cost of services	19,778,607	12,927,780
Gross Profit	10,006,311	7,121,533

Selling, general and administrative
expenses	2,572,977	1,545,239
Income from operations	7,433,334	5,576,294

Other Income (Expense)
Other income	2,459	1,485
Loss on change in fair value of
derivative liabilities	(847,754)	--
Interest income	15,909	9,751
Interest expense	--	(13,522)
Total Other (Expense)	(829,386)	(22,867)
Income before income taxes -
continuing operations	6,603,948	5,574,008

Provision for income taxes	(1,891,043)	(1,242,868)
Income from continuing operations	$4,712,905	$4,331,140
Income from discontinued operations	--	297,187
Net Income	$4,712,905	$4,628,327

Comprehensive Income
Net Income	$4,712,905	$4,628,327
Foreign currency translation gains	15,557	157,299
Total Comprehensive income	$4,728,462	$4,785,626

Income per common share from
continuing operations
Basic	$0.34	$0.35
Diluted	$0.31	$0.35
Income per common share -
discontinued operations
Basic	$--	$0.02
Diluted	$--	$0.02
Net income per common share
Basic	$0.34	$0.37
Dilute	$0.31	$0.37
Weighted average common shares
outstanding
Basic	13,739,880	12,306,715
Diluted	15,445,350	12,362,271

CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2009	2008

Revenues	$63,701,070	$38,804,665
Cost of services	41,393,256	25,814,030
Gross Profit	22,307,814	12,990,635
Selling, general and administrative
expenses	5,670,694	3,102,851
Income from operations	16,637,120	9,887,784

Other Income (Expense)
Loss on disposal of assets	--	(1,104)
Other income	8,879	9,863
Loss on change of fair value of
derivative liabilities	(6,553,971)	--
Interest income	39,206	21,473
Interest expense	--	(78,526)
Total Other (Expense)	(6,505,886)	(48,294)
Income before income taxes -
continuing operations	10,131,234	9,839,490

Provision for income taxes	(4,029,194)	(2,250,114)
Income from continuing operations	6,102,040	$7,589,376
Income from discontinued operations	177,975	616,508
Loss on disposition of discontinued
operations	(770,595)	--
Income (loss) from discontinued
operation	(592,620)	616,508
Net Income	$5,509,420	$8,205,884

Comprehensive Income
Net Income	$5,509,420	$8,205,884
Foreign currency translation gains	64,144	728,701
Total Comprehensive income	$5,573,564	$8,934,585

Income per common share from
continuing operations
Basic	$0.44	$0.62
Diluted	$0.41	$0.61
Income (loss) per common share from
discontinued operations
Basic	$(0.04)	$0.05
Diluted	$(0.04)	$0.05
Net income per common share
Basic	$0.40	$0.67
Dilute	$0.37	$0.66
Weighted average common shares
outstanding
Basic	13,828,739	12,306,715
Diluted	14,890,318	12,362,271

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2009	2008
		Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,509,420	$8,205,884
Add (deduct):
Loss (income) from discontinued
operations	592,620	(616,508)
Income from continuing operations	6,102,040	7,589,376

Adjustments to reconcile net income
to net cash provided by
operating activities:
Depreciation and amortization	422,628	49,850
Provision for doubtful accounts	13,961	7,175

Stock based compensation	802,157	155,802
Loss on change in fair value of
derivative liabilities	6,553,971	--
Loss on asset disposal	--	1,105
(Increase) / decrease in assets:
Accounts receivable	(6,156,621)	(3,349,639)
Other receivable	(51,293)	1,093,233
Advances	(1,007)	179,352
Due from shareholder	--	1,306,933
Prepaid expenses	126,851	(418,791)
Trade deposits	582,541	(1,964,100)
Escrow deposits	762,800	(762,800)
Increase / (decrease) in current
liabilities:
Accounts payable and accrued expenses	2,041,436	(1,812,486)
Customer deposits	393,320	57,184
Income tax payable	(78,773)	544,722
Net cash provided by continuing
operations	11,514,011	2,676,916
Net cash provided by discontinued
operations	435,259	214,432
Net cash provided by operating
activities	11,949,270	2,891,348

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,627,267)	(27,742)
Purchase of intangibles	(187,810)	--
Proceeds from collection of Notes	599,151	--
Proceeds from asset disposals	--	663
Acquisition deposits	--	1,453,050
Net cash (used in) provided by
continuing operations	(3,215,926)	1,425,971
Net cash (used in) provided by
discontinued operations	(1,035,125)	--

Net cash (used in) provided by
Investing activities	(4,251,051)	1,425,971

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of bank loan	--	(1,288,554)
Proceeds of equity financing	--	7,712,494
Proceeds from warrants exercise	9,570	--
Note payable - others	--	(1,576,750)
Net cash (used in) provided by
continuing operations	9,570	4,847,190
Net cash (used in) provided by
discontinued operations	--	--
Net cash provided by financing
activities	9,570	4,847,190

Effect of exchange rate changes on
cash and cash equivalents	64,144	728,701

Net change in cash and cash
equivalents	7,771,933	9,893,210
Cash and cash equivalents, beginning
balance	15,720,182	2,671,684
Cash and cash equivalents, ending
balance	$23,492,115	$12,564,894

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest payments	--	$78,525
Income Taxes	$4,164,214	$1,885,819

Net assets sold of discontinued
operations	$1,659,292
Goodwill attributable to sold
discontinued operations	3,630,539
Notes received on disposition	(2,773,411)

Fair value of Treasury stock received	(2,780,950)
Loss on Disposition	(770,595)
Net cash of discontinued operations	$(1,035,125)

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND THE YEAR ENDED
DECEMBER 31, 2008

			Additional
	Common Stock		Paid In
	Shares	Amount	Capital

Balance December 31, 2008	13,873,969	$13,873	$15,861,116

Cumulative effect of a change in
accounting principle-adoption of
Derivative and Hedging, ASC 815-40,
effective January 1, 2009			(2,091,738)

Foreign currency translation
adjustments

Stock-based compensation - Net of
warrants exercise	41,120	42	802,115

Fair value of Treasury Stock received
and retired	(238,095)	(239)	(2,780,711)

Warrants exercised	132,251	133	3,398,002
Options exercised	3,300	3	9,567

Income for the nine months ended
September 30, 2009

Balance September 30, 2009	13,812,545	13,812	15,198,351

Balance December 31, 2007	12,270,326	$12,269	$8,626,075

Foreign currency translation
adjustments

Forfeited options			(683,437)

Stock-based compensation			207,588

Equity financings	74,074	74	599,920
Equity financings	1,529,569	1,530	7,110,970

Income for the year ended December 31, 2008

Balance December 31, 2008	13,873,969	$13,873	$15,861,116

	Other Comprehensive Income	Retained Earnings	Statutory Reserve	Total Stockholders' Equity

Balance December 31, 2008	$1,520,166	$26,633,573	$372,144	$44,400,872

Cumulative effect of a
change in accounting
principle-adoption of
Derivative and Hedging,
ASC 815-40,
effective January 1, 2009		536,777		(1,554,961)

Foreign currency
translation adjustments	64,144			64,144

Stock-based compensation
- Net of warrants exercise				802,157

Fair value of Treasury
Stock received
and retired				(2,780,950)

Warrants exercised				3,398,135
Options exercised				9,570

Income for the nine
months ended
September 30, 2009		5,509,420		5,509,420

Balance September 30, 2009	1,584,310	32,679,770	372,144	49,848,387

Balance December 31, 2007	$545,164	$12,101,396	$372,144	$21,657,048

Foreign currency
translation adjustments	975,002			975,002

Forfeited options				(683,437)

Stock-based compensation				207,588

Equity financings				599,994
Equity financings				7,112,500

Income for the year
ended December 31, 2008		14,532,177		14,532,177

Balance December 31, 2008	$1,520,166	$26,633,573	$372,144	$44,400,872